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19134                                                               EXHIBIT 3.13



                                STATE OF DELAWARE
                                     [LOGO]
                          OFFICE OF SECRETARY OF STATE


     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC. FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 1987, AT 10 O'CLOCK A.M.




[DELAWARE STATE SEAL]
                                             /s/ MICHAEL HARKINS
                                           -------------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:  1262160

                                                       DATE:  06/04/1987
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                                                                         [STAMP]



                          CERTIFICATE OF INCORPORATION
                                       OF
                    UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC.
-------------------------------------------------------------------------------

     I, the undersigned natural person of the age of 18 years or more, acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

                                   ARTICLE ONE

     The name of the Corporation is Universal Cable of Beaver, Oklahoma, Inc.

                                   ARTICLE TWO

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Centre, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THREE

     The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock and shall be of the par value of $.01 per share. Each share of Common Stock shall have identical rights and privileges in every respect.

                                  ARTICLE FIVE

     No holder of any shares of any class or series of stock (whether now or hereafter authorized) of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation (b) any obligations, evidences of indebtedness or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the


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foregoing securities or (d) any other securities that may be issued or sold by the Corporation.

                                   ARTICLE SIX

     Cumulative voting for the election of directors is expressly denied and prohibited.

                                  ARTICLE SEVEN

     The name of the incorporator of the Corporation is Ronald A. Woessner and the mailing address of such incorporator is Founders Square, Suite 100, 900 Jackson Street, Dallas, Texas 75202-4499.

                                  ARTICLE EIGHT

     The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the name and mailing address of the person who is to serve as the sole director of the Corporation until the first annual meeting of the stockholders of the Corporation or until his successors are elected and qualified is:

         Name                                          Mailing Address
         ----                                          ---------------

    Eric C. Neuman                                901 Main Street, Suite 2400
                                                      Dallas, Texas 75202

     Thereafter, the number of directors of the Corporation shall be specified in, or determined in the manner provided in, the bylaws of the corporation.

                                  ARTICLE NINE

     Directors of the Corporation need not be elected by written ballot.

                                   ARTICLE TEN

     The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

                                 ARTICLE ELEVEN

     No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this

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                                                                         [STAMP]


reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if; (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or of any person in which he has any interest; provided that the fact of such interest shall have been disclosed or known to the other directors or shareholders of the Corporation, as the case may be, acting upon or with reference to such act, contract, or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the Corporation upon such act, contract, or transaction.

                                 ARTICLE TWELVE

     The Corporation may indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-


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                                                                         [STAMP]


law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding,

                                ARTICLE THIRTEEN

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that the facts stated herein are true and, accordingly, I do hereunto set my hand on June 2, 1987.

                                          /s/ RONALD A. WOESSNER
                                        ---------------------------
                                          Ronald A. Woessner



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    STATE OF TEXAS        )
                          )
    COUNTY OF DALLAS      )

     Be it remembered, that on this 2nd day of June, 1987, personally appeared before me, Gwendolyn Wood, a notary public, Ronald A. Woessner, party to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to him the contents of said certificate, he did acknowledge that he signed and delivered the same as his voluntary act and deed, and deposed that the facts therein stated were truly set forth.

     Given under my hand and seal of office the day and year aforesaid.

                                                    /s/ GWENDOLYN WOOD
                                             -------------------------------
                                                  Notary Public in and for
                                                     the State of Texas

    My Commission Expires:
           12-1-88
    ----------------------

                                                                         [STAMP]



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